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                                                                    Exhibit 10.2


                                 THIRD AMENDMENT
                                       TO
                         TRIANGLE PHARMACEUTICALS, INC.
                            1996 STOCK INCENTIVE PLAN
                (AS AMENDED AND RESTATED THROUGH MARCH 27, 1998)

         THIS THIRD AMENDMENT is made and entered into this 20th day of September, 2002, effective as stated below, by Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Corporation").

                              W I T N E S S E T H:

         WHEREAS, the Corporation has previously adopted the Triangle Pharmaceuticals, Inc. 1996 Stock Incentive Plan, as last amended on May 23, 2002 ("Plan");

         WHEREAS, Article Six, Section IV, of the Plan provides, in part, that the Board of Directors of the Corporation (the "Board") shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to stockholder approval if required by applicable laws or regulations or otherwise required by the Board;

         WHEREAS, on August 2, 2002, the Board authorized the following amendments to the Plan, subject to the approval of the stockholders of the Corporation at a special meeting of stockholders of the Corporation:

         (i) increasing the number of shares of common stock available for issuance under the plan by 3,000,000 shares, and

         (ii) (ii) increasing the number of options, stock appreciation rights and stock issuances which may be granted to any one person in the aggregate per calendar year to 1,500,000.

         WHEREAS, on September 20, 2002 the stockholders of the Corporation approved such amendment at the special meeting of stockholders of the Corporation.

         NOW, THEREFORE, the Corporation hereby amends the Plan as follows:

         I. The following hereby amends and restates in its entirely Article One, Section V.A of the Plan:

                  "The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Effective September 20, 2002, the number of shares of Common Stock reserved for issuance under the Plan shall be 12,162,158 shares. On January 1 of each year, beginning January 1, 2003, the number of shares of Common Stock reserved for issuance under the Plan shall automatically increase so that the number of authorized shares available for new grants under the plan on each January 1 will equal the lesser of 4.5% of the total number of shares of Triangle Common Stock outstanding on the preceding December 31st or 5,000,000 shares. For example, if on any such December 31, there are 200,000 shares that remain available for future grants under the Plan, and 70,000,000 shares of Common Stock are outstanding, then the number of shares issuable under the Plan shall be increased by 2,950,000 additional shares, so that 3,150,000 shares (70,000,000 x
         4.5%) are available for issuance under the Plan as of the following January 1."

         II. The following hereby amends and restates in its entirety Article One, Section V.B. of the Plan:

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                  "No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 1,500,000 shares of Common Stock in the aggregate per calendar year, beginning with the 2002 calendar year."

         III. The following hereby amends and restates in its entirety Article Six, Section 3.D of the Plan:


                  "D. On the Plan Effective Date, 2,200,000 shares of Common Stock were available for issuance over the term of the Plan. Such authorized share reserve was comprised of the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options incorporated into the Plan and the additional shares which were otherwise available for future grant, plus an additional increase of 500,000 shares authorized by the Board and subsequently approved by the stockholders prior to the Section 12 Registration Date.

                  On December 4, 1997, the Board adopted an amendment to the Plan (the "1997 Amendment") to effect the following changes: (i) increase the maximum number of shares of Common Stock available for issuance over the term of the Plan by an additional 1,000,000 shares, and (ii) implement an automatic share increase feature pursuant to which the number of shares of Common Stock available for issuance under the Plan automatically increased on January 1 of each of the calendar years 1999, 2000 and 2001 by an amount equal to four percent (4%) of the total number of shares of Common Stock issued and outstanding on December 31st of the immediately preceding calendar year; provided, however, that in no event did any such annual increase exceed the difference between (x) 1,000,000 shares and (y) the number of shares of Common Stock available for future option grants under the Plan on such December 31 (net of all outstanding options and unvested stock issuances). The increase under this provision was 629,723 shares effective January 1, 1999, 905,791 shares effective January 1, 2000, and 964,315 shares effective January 1, 2001, for an aggregate of 2,499,829 over this three year period.

                  In addition, on March 27, 1998, the Board adopted an amendment to the Plan (the "1998 Amendment") to effect the following change: under the Automatic Option Grant Program, effective with the 1998 Annual Meeting (A) automatically grant to each individual who is first appointed or elected as a non-employee Board member an option to purchase shares of Common Stock in an amount equal to 2,000 shares of Common Stock plus 2,000 shares for any partial year and for each full year of the term for which the non-employee Board member is first appointed or elected, and (B) automatically grant to each individual who is re-elected to serve as a non-employee Board member an option to purchase 2,000 shares of Common Stock for each full year of the term for which the non-employee Board member is re-elected to the Board. The 1997 Amendment and the 1998 Amendment were approved by the stockholders of the Corporation at the 1998 Annual Meeting.

                  In addition, on March 6, 2001, the Board unanimously adopted an amendment to the Plan (the "2001 Amendment") to (i) increase the maximum number of shares of Common Stock available for issuance over the term of the Plan by an additional 1,500,000 shares effective January 1, 2002, (ii) increase the maximum number of shares of Common Stock available for issuance over the term of the Plan by an additional 1,500,000 shares effective January 1, 2003 and (iii) under the Automatic Option Grant Program, effective with the 2001 Annual Meeting
         (A) automatically grant to each individual who is first appointed or elected as a non-employee Board member an option to purchase 7,500 shares of Common Stock (B) during any partial year and for each full year of the term for which the non-employee Board member is first appointed or elected, automatically grant an option to purchase 7,500 shares of Common Stock, and (C) during each full year of the term for which the non-employee Board member is re-elected to the Board, automatically grant to each individual who is re-elected to serve as a non-employee Board member an option to purchase 7,500 shares of Common Stock. The 2001 Amendment was approved by the stockholders of the Corporation at the 2001 Annual Meeting.

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                  In addition, effective February 27, 2002, the Board
         unanimously adopted an amendment to the Plan (the "2002 Amendment"), subject to approval by the stockholders of the Corporation to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 1,962,329 shares and (ii) increase the number of shares of Common Stock available for issuance under the Plan effective January 1 of each year beginning January 1, 2003 so that the number of authorized shares available for new grants under the plan on each January 1 will equal the lesser of 4.5% of the total number of shares of Triangle Common Stock outstanding on the preceding December 31st or 5,000,000 shares. The 2002 Amendment was approved by the stockholders of the Corporation at the 2002 Annual Meeting.

                  In addition, on August 2, 2002, the Board adopted an amendment to the Plan (the "Second 2002 Amendment"), subject to approval by the stockholders of the Corporation, to (i) increase the number of shares of common stock available for issuance under the plan by 3,000,000 shares, and (ii) increase the number of options, stock appreciation rights and stock issuances which may be granted to any one person in the aggregate per calendar year to 1,500,000. The Second 2002 Amendment was approved by the stockholders of the Corporation at a special meeting of stockholders on September 20, 2002."

         IV. This Amendment does not supersede the terms and conditions of the Plan, except to the extent expressly described herein.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer, all as of the day and year first above written.


                                            TRIANGLE PHARMACEUTICALS, INC.


                                            By: /s/ Andrew Finkle
                                                ----------------------
                                                R. Andrew Finkle
                                                Executive Vice President,
                                                General Counsel and Secretary